UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2025

Civitas Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 17th Street, Suite 3700
Denver, Colorado 80202
 (Address of principal executive offices, including zip code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	CIVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Separation

On August 6, 2025, Civitas Resources, Inc. (the “Company”) terminated the employment of M. Christopher Doyle, the Company’s Chief Executive Officer, without “cause”, effective immediately (the “Separation”). Mr. Doyle will be eligible to receive the severance benefits set forth in the Civitas Resources, Inc. Eighth Amended and Restated Executive Change in Control and Severance Plan (the “Severance Plan”) for a Tier 1 Executive (as defined therein), subject to the terms and conditions contained therein. In connection with his departure from the Company, Mr. Doyle resigned from the Company’s Board of Directors (the “Board”), effective as of the Separation.

Appointment of Wouter van Kempen as Interim Chief Executive Officer

On August 6, 2025, the Company appointed Wouter van Kempen, the current Chair of the Board, as the Interim Chief Executive Officer of the Company, effective immediately. Concurrently with the effectiveness of Mr. Doyle’s termination, Mr. van Kempen also assumed the additional role of principal executive officer of the Company.

Mr. van Kempen, age 56, has served as an independent director and Chair of the Board since February 2023, and has over 20 years of experience in leadership roles in the energy industry. Mr. van Kempen previously served as the Chairman, President and Chief Executive Officer for DCP Midstream GP, LLC (“DCP Midstream”) from January 2013 until December 2022. Mr. van Kempen was previously DCP Midstream’s President and Chief Operating Officer from September 2012 until January 2013, where he led the gathering and processing and the marketing and logistics business units and oversaw all corporate functions of the organization; President, Gathering and Processing, from January 2012 to August 2012; and President, Midcontinent Business Unit, and Chief Development Officer, from August 2010 to December 2011. Prior to joining DCP Midstream in August 2010, Mr. van Kempen was President of Duke Energy Generation Services (“Duke Energy”) from September 2006 to July 2010 and Vice President of Mergers and Acquisitions of Duke Energy from December 2005 to September 2006. Mr. van Kempen joined Duke Energy in 2003 and served in a number of management positions. Prior to Duke Energy, Mr. van Kempen was employed by General Electric, where he served in increasing roles of responsibility, becoming the staff executive for corporate mergers and acquisitions in 1999. Mr. van Kempen holds a Masters in Business Economics from Erasmus University Rotterdam, The Netherlands.

There are no arrangements or understandings between Mr. van Kempen and any other person pursuant to which Mr. van Kempen was appointed as Interim Chief Executive Officer, and there are no family relationships among any of the Company’s directors or executive officers and Mr. van Kempen. Mr. van Kempen does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Employment Letter with Wouter van Kempen

In connection his appointment, the Company and Mr. van Kempen have entered into an employment letter (the “Employment Letter”) providing for Mr. van Kempen’s employment as Interim Chief Executive Officer, effective as of August 6, 2025 (the “Start Date”), until the earlier of (i) February 27, 2026 and (ii) the effective date of the Board’s appointment of a permanent Chief Executive Officer (such earlier date, the “End Date”).

The Employment Letter also provides for the following compensation terms: (i) an annualized base salary of $1,500,000 per year; (ii) a one-time grant (the “RSU Award”) of restricted stock units (“RSUs”) under the Company’s 2024 Long Term Incentive Plan (“LTIP”), with the number of shares of the Company’s common stock subject to the RSU Award equal to the quotient of (a) $3,500,000 divided by (b) the volume-weighted average price of the Company’s common stock for the 30 trading days immediately preceding the Start Date; and (iii) participation in the Severance Plan as a Tier 1 Executive, as modified by the Employment Letter.

The RSU Award will cliff vest on the End Date, subject to Mr. van Kempen’s continued service as Interim Chief Executive Officer through such date. The RSU Award will be subject to the terms and conditions of the LTIP and an award agreement (the “RSU Award Agreement”) and is subject to full acceleration upon the termination of Mr. van Kempen’s employment by the Company without “cause” or Mr. van Kempen’s resignation from his employment for “good reason” (in each case, as defined in the RSU Award Agreement).

As a Tier 1 Executive under the Severance Plan (as modified by the Employment Letter), upon the termination of Mr. van Kempen’s employment by the Company without Cause (as defined in the Severance Plan) or due to the Board’s appointment of a permanent Chief Executive Officer or due to his resignation from employment for Good Reason (as defined in the Severance Plan) (each, a “Qualifying Termination”), he will be eligible to receive (i) a lump sum cash payment equal to the base salary he would have received had he continued to serve as Interim Chief Executive Officer from the date of such termination through February 27, 2026, and (ii) treatment of his outstanding Company equity awards in accordance with the applicable award agreement. If a Qualifying Termination occurs within 12 months following a Change in Control (as defined in the Severance Plan), he will be eligible to receive (i) a lump sum cash severance payment equal to 3.0x his then current base salary, (ii) treatment of his outstanding Company equity awards in accordance with the applicable award agreement, and (iii) reimbursement for the cost of any COBRA premiums incurred by him for a period of up to 24 months following his termination.

The foregoing descriptions of the Employment Letter, the RSU Award Agreement and the Severance Plan are qualified in their entirety by the full text thereof, copies of which are attached as Exhibit 10.1 and Exhibit 10.2 and incorporated by reference herein.

In connection with his appointment, the Company has also entered into its standard form of Employee Restrictive Covenants, Proprietary Information and Inventions Agreement with Mr. van Kempen, a copy of which is attached as Exhibit 10.3 and incorporated by reference herein. The Company previously entered into its standard form of indemnity agreement, a copy of which is attached as Exhibit 10.4 and incorporated by reference herein, with Mr. van Kempen in connection with his appointment to the Board in February 2023.

Appointment of New Independent Chair of the Board; Changes to Board Committees

In connection with Mr. van Kempen’s appointment as Interim Chief Executive Officer, the Board appointed Howard A. Willard III as the new independent Chair of the Board on August 6, 2025, replacing Mr. van Kempen who has also departed from his roles on the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. van Kempen will continue to serve as a member of the Board during his tenure as Interim Chief Executive Officer and is expected to resume his service as Chair thereafter.

Item 7.01.	Regulation FD Disclosure.

On August 6, 2025, the Company issued a press release announcing Mr. Doyle’s departure from the Company and Mr. van Kempen’s appointment as Interim Chief Executive Officer of the Company. The full text of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Employment Letter, dated as of August 6, 2025, by and between Civitas Resources, Inc. and Wouter van Kempen (including the form of RSU Award Agreement).
10.2	Civitas Resources, Inc. Eighth Amended and Restated Executive Change in Control and Severance Benefit Plan (incorporated by reference to Exhibit 10.1 to Civitas Resources, Inc.’s Current Report on Form 8-K filed on January 25, 2022).
10.3	Form of Employee Restrictive Covenants, Proprietary Information and Inventions Agreement (incorporated by reference to Exhibit 10.49 to Civitas Resources, Inc.’s Annual Report on Form 10-K filed on February 27, 2024).
10.4	Form of Indemnity Agreement between Civitas Resources, Inc. and the directors and executive officers of Civitas Resources, Inc. (incorporated by reference to Exhibit 10.9 to Civitas Resources, Inc.’s Current Report on Form 8-K filed on November 3, 2021).
99.1	Press Release, dated August 6, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIVITAS RESOURCES, INC.

Date: August 6, 2025	By:	/s/ Adrian Milton
	Name:	Adrian Milton
	Title:	Senior Vice President, General Counsel and Assistant Corporate Secretary